EXHIBIT 4.40

EPICEDGE, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of April       , 2002, by and among Carl Rose (“Rose”); Jenta Rose (“Mrs. Rose”); Charles Leaver (“Leaver”); Kelly Knake (“Knake”); Gerald Allen (“Allen”); John Paul DeJoria (“DeJoria”); Edgewater Private Equity Fund III, L.P., a Delaware limited partnership (“Edgewater”); and Fleck T.I.M.E. Fund, LP, a Connecticut limited partnership (“TIME”), each in his, her or its capacity as a shareholder of EPICEDGE, INC., a Texas corporation (the “Company”).  Edgewater, Rose, Mrs. Rose, Leaver, Knake, Allen, DeJoria, and TIME shall be referred to herein individually from time to time as a “Shareholder” and collectively as the “Shareholders”.

W I T N E S S E T H:

WHEREAS, certain of the Shareholders own or will own (pursuant to the terms of the Purchase Agreement) (a) shares of Common Stock, $0.01 par value, of the Company (the “Common Stock”), (b) shares of Series A Convertible Preferred Stock, $0.01 par value, of the Company (the “Series A Stock”), and (c) shares of Series B Convertible Preferred Stock, $0.01 par value, of the Company (the “Series B Stock”; and, together with the Series A Stock, the “Preferred Stock”).  The Common Stock and the Preferred Stock shall be referred to herein collectively as the “Company Stock”;

WHEREAS, pursuant to the terms of that certain Note and Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), (a) certain of the parties hereto have made certain loans to the Company, which indebtedness is convertible into shares of Series B Stock and (b) Edgewater and TIME have agreed to convert certain outstanding debt owed by the Company to such parties into shares of Series A Stock; and

WHEREAS, the parties hereto consider it to be in the best interests of the Shareholders to enter into this Agreement on the terms provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1

VOTING, MANAGEMENT, ETC.

1.1           Voting.  The Company’s Articles of Incorporation, as may be amended from time to time (the “Articles”), provide that (a) the Common Stock shall entitle the holders thereof to one (1) vote per share on each proposition submitted to shareholders of the Company for their vote thereon, and (b) the Preferred Stock shall entitle the holders thereof to the number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such shares of Preferred Stock are convertible as of the record date of any such vote.

1.2           Control Agreements.  Each Shareholder agrees to (a) vote his or its shares of Company Stock, and (b) take all actions within his or its authority necessary for the Company to comply with the provisions of Section 1.2(a)(i) hereof and Sections 6.1(i), 6.7 and 6.8 of the Purchase Agreement including, without limitation, voting his or its respective shares in favor of any amendment to the Articles or By-Laws of the Company, if such action is required, so as to provide for all the events described in Section 1.2(a)(i) hereof and Sections 6.1(i), 6.7 and 6.8 of the Purchase Agreement.

(a)           Directors.

(i)            Designation of Directors.  Eight  (8) directors shall be elected to the Company’s Board of Directors (the “Board”) as follows:

(A)          two (2) of whom shall be designated in accordance with Section 1.2(a) of that certain Amended and Restated Shareholders’ Agreement dated July 21, 2000, by and among the Company and certain parties named therein (the “July Representatives”);

(B)           one (1) of whom shall be designated by Edgewater (the “Series B Representative”);

(C)           one (1) of whom shall be the current Chief Executive Officer of the Company (the “CEO”);

(D)          one (1) of whom shall be designated by the CEO; and

(E)           three (3) of whom shall be independent outsiders whom shall be designated by mutual agreement of the July Representatives, the Series B Representative and the CEO.

In accordance with Section 1.2(a)(i)(A) above, the parties hereto agree that each of Edgewater and TIME shall designate one (1) of the July Representatives.

ARTICLE 2

MISCELLANEOUS

2.1           Amendments; Waiver.  This Agreement may be amended, restated or modified only in a writing which is executed by the holders of a majority of the Convertible Debt and the outstanding principal amount of the Notes (as such terms are defined in the Purchase Agreement) voting as a single class (or, if such Convertible Debt and Notes have been converted into Series A Stock and Series B Stock, as applicable, in accordance with the terms of the Purchase Agreement, the holders of a majority of the Series A Stock (or the Common Stock into which such securities are convertible) and the holders of a majority of the Series B Stock (or the Common Stock into which such securities are convertible) voting as a single class).

2.2           Binding Effect.  It is expressly agreed and understood that this Agreement is not to be deemed strictly personal to the parties hereunder, but this Agreement shall also inure to the benefit of and be binding not only upon the said parties hereto but also upon their respective heirs, executors, administrators, personal and legal representatives, successors and assigns, and all parties hereto agree for themselves and for their said heirs, executors, administrators, personal and legal representatives, successors and assigns to be bound by all of the provisions hereof and to execute at any time any documents or instruments which may be necessary or proper to carry out the purpose and intent of this Agreement.

2.3           Governing Law.  The internal law of the State of Illinois will govern all questions concerning the construction, validity and interpretation of this Agreement, notwithstanding the fact that one or more of the parties now is or may become a resident of or domiciled in a different state.

2.4           Counterparts and Gender References.  This Agreement may be executed in several counterparts (including by means of separate signature pages, which may be attached hereto) by one or more of the parties, each of which shall be deemed an original, and all of said counterparts (and signature pages) shall be deemed to constitute or be part of one and the same instrument.  One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.  All gender references shall be deemed modified to fit the context.

2.5           Severability.  Should any particular provision of this Agreement be adjudicated to be invalid or unenforceable such provision shall be deemed deleted and the remainder of the Agreement shall, nevertheless, remain unaffected and fully enforceable; further, to the extent any provision herewith is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, the parties hereto agree the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement or interpretation is sought.

2.6           Further Assurances.  Upon the request of any party hereto, all parties hereto agree to promptly execute and deliver all such other instruments and take all such other actions in order to effectuate and carry out the purposes, privileges, restrictions, rights and duties of the parties and other provisions of this Agreement.

2.7           No Waiver, Remedies Cumulative.  No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege.  Without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to preclude or be in lieu of any right or remedy that any party may have at law or in equity or by statute or otherwise against any other person based upon any fraud (whether or not the matter to which the fraud related also constitutes a default hereunder).

2.8           Headings; Exhibits.  The headings or other subdivisions in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.  All Exhibits attached hereto are deemed incorporated herein by reference.

2.9           Specific Performance.  The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement and that a breach hereof shall cause irreparable injury and, in addition to any other right or remedy available to the parties hereto at law or in equity, any injured party hereunder shall be entitled to enforcement by court injunction or specific performance of the obligations of the Shareholders hereunder, without the necessity for posting a bond.  Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting any injured party hereunder from also pursuing any other rights or remedies for such breach or threatened breach, including receiving damages and attorneys’ fees.  The election of any remedy shall not be construed as a waiver on the part of any injured party hereunder of any rights such party might otherwise have at law or in equity, which rights and remedies shall be cumulative.

2.10         Termination.  This Agreement shall terminate and be of no further force and effect upon the consummation of a Liquidity Event; provided, however, the transactions contemplated hereby and by the Purchase Agreement shall not be deemed a Liquidity Event.  For the purposes hereof, the term Liquidity Event shall mean (a) a sale or transfer of more than fifty percent (50%) of the assets of the Company in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which the Company is the surviving Company and, after giving effect to such merger, consolidation or reorganization, the holders of the Company’s outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the Company, (c) any sale or series of sales of shares of the Company’s capital stock by the holders thereof which results in any person or entity or group of affiliated persons or entities (other than the owners of the Company’s capital stock as of the date of hereof) owning capital stock holding a majority of the voting power of the Company or (d) any liquidation, dissolution or winding up of the Company.

2.11         Notices.  Any and all notices or other communications required or permitted to be delivered hereunder shall be deemed properly delivered if (a) delivered personally, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the parties as set forth in Section 9.3 of the Purchase Agreement.

2.12         Securities Filings.  Upon the request of Edgewater or the Company, each of the parties hereto agrees to cooperate, to promptly execute and deliver all such filings, forms and documents and take all such other actions necessary to comply with the requirements of the Securities and Exchange Act of 1934, as amended, including, without limitation, filing a joint Form 13D or 13G with the other parties hereto.

2.13         Proxy Delivery.  In connection with the agreements made pursuant to Section 1.2 of this Agreement, each of Rose, Mrs. Rose, Leaver, Knake, Allen, and DeJoria (collectively, the “Proxy Shareholders”), shall execute and deliver to Edgewater on the date of this Agreement an irrevocable proxy, in the form attached hereto as Exhibit A, which proxy (a) shall authorize Edgewater to vote all of such party’s shares of Company Stock in favor of the events and transactions referenced in Section 1.2 hereof, and (b) is coupled with an interest as it includes the appointment as proxy of a party to this Agreement.

2.14         Restrictions on Transfer.  Each of the Proxy Shareholders hereby agrees not to Transfer (as defined below) any shares of the Company Stock that he or she holds until after the consummation of the Equity Closing (as defined in the Purchase Agreement).  For purposes hereof the term “Transfer” shall mean a sale, transfer, or any other act whereby a Proxy Shareholder’s rights of ownership are sold, transferred, disposed of, pledged, hypothecated, encumbered, or in any way impaired or affected.

[SIGNATURE PAGE FOLLOWS]

Voting Agreement Signature Page

IN WITNESS WHEREOF, each of the Shareholders have signed this Voting Agreement, all on the day and year first above written.

Carl Rose

EDGEWATER PRIVATE EQUITY FUND III, L.P ., a Delaware limited partnership

By:	Edgewater III Management, L.P.
Its:	General Partner	John Paul DeJoria

By:	Gordon Management, Inc.
Its:	General Partner

By:
Its:

Jenta Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership

By:		Kelly Knake
Its:	Managing Partner

Charles Leaver		Gerald Allen

EXHIBIT A

Form of Irrevocable Proxy

See Attached.

EPICEDGE, INC.

IRREVOCABLE PROXY

1.             The undersigned shareholder of EpicEdge, Inc., a Texas corporation (the “Company”), hereby constitutes and appoints Edgewater Private Equity Fund III, L.P., a Delaware limited partnership (“Edgewater”), as true and lawful proxy and attorney of the undersigned, with full power of substitution, to vote all of the shares of capital stock of the Company now owned or hereafter acquired by the undersigned (the “Stock”), at any and all meetings of the shareholders of the Company, whether these are annual meetings or special meetings, and any adjournment thereof, or through a written consent of shareholders in lieu of a meeting, so long as this Irrevocable Proxy remains in full force and effect, as fully as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Texas corporation, with respect to the following events or actions:

(a)           electing the Board of Directors of the Company in accordance with Section 1.2 of that certain Voting Agreement dated as of April       , 2002, between the undersigned and certain other parties named therein (the “Voting Agreement”), and the continued compliance with the provisions of Section 1.2 of the Voting Agreement;

(b)           approving an amendment or amendment and restatement of the Articles of Incorporation of the Company providing for (i) an increase of the number of shares of common stock, $0.01 par value, of the Company authorized to be issued from 50,000,000 shares to 100,000,000, (ii) the authorization of 10,000,000 shares of Series A Convertible Preferred Stock, $0.01 par value, of the Company (the “Series A Stock”) and 10,000,000 shares of Series B Convertible Preferred Stock, $0.01 par value, of the Company (the “Series B Stock”), and (iii) the rights, preferences and privileges of the Series A Stock and the Series B Stock; and

(c)           all other matters related to the transactions contemplated by the Purchase Agreement for which shareholder approval is required.

In each case, upon such terms as Edgewater deems advisable.  The enumeration herein of said particular powers shall not be construed to limit or exclude any powers which Edgewater would otherwise have hereunder or be entitled to exercise as the absolute owners of the Stock.

2.             It is not intended by this Irrevocable Proxy that Edgewater shall assume any liability as a shareholder of the Company, its interest hereunder being merely that of a proxy.  In voting the shares of Stock, Edgewater shall exercise its best judgment from time to time to the end that, in the judgment of Edgewater, the affairs of the Company shall be properly managed and the interests of its shareholders safeguarded, and in voting and acting on such matters, whether at shareholders’ meetings or otherwise, will likewise exercise its best judgment, but it assumes no responsibility in respect of such management, or in respect of any action taken by it hereunder, or by directors of said Company elected by it, or taken in pursuance of its consent thereto, and Edgewater shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Irrevocable Proxy.

3.             This Irrevocable Proxy supplements, but does not supercede, the provisions of Section 1.2 of the Voting Agreement, and is given pursuant to the Voting Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.  Accordingly, this Irrevocable Proxy is coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be terminated by the undersigned or by operation of law.

4.             All authority conferred to or agreed to be conferred in this Irrevocable Proxy shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death, incapacity, liquidation or dissolution of the undersigned or the occurrence of any other event, as the case may be.

5.             If the undersigned should die, become incapacitated, liquidate or dissolve or any other event shall occur before the termination of this Irrevocable Proxy by its term, any action taken by Edgewater pursuant to this Irrevocable Proxy shall be as valid as if such death, incapacity, liquidation, dissolution or other event had not occurred, regardless of whether or not Edgewater shall have received notice of such death, incapacity, liquidation, dissolution or other event.

6.             This Irrevocable Proxy shall be irrevocable from the date hereof until the termination of the Voting Agreement.  This Irrevocable Proxy shall be governed by the laws of the State of Texas.

2

7.             THIS IRREVOCABLE PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK.

Dated this             day of April, 2002.

PLEASE SIGN EXACTLY AS NAME APPEARS
ON THE CORPORATION RECORD BOOKS.
WHEN CORPORATION INTERESTS ARE HELD
BY JOINT TENANTS, BOTH SHOULD SIGN.
WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN,
PLEASE GIVE FULL TITLE AS SUCH.  IF AN
ENTITY, PLEASE SIGN IN THE NAME OF
SUCH ENTITY BY AN AUTHORIZED OFFICER,
PARTNER OR MEMBER.

Print Name

Signature

Signature if held jointly

DATED:

3